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                                 EXHIBIT 23.1

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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Equitrac Corporation on Form S-8 of our report dated April 12, 1996, on our audits of the financial statements and financial statement schedule of Equitrac Corporation as of February 29, 1996 and February 28, 1995 and for each of the three years in the period ended February 29, 1996, which report is included in the Company's Annual Report on Form 10-K.



COOPERS & LYBRAND L.L.P.


Miami, Florida
September 13, 1996